Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Announces Terms of KeyBank Credit Agreement

Virginia Beach, VA – December 21, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today announced that on December 21, 2017 the Company entered into an Amended and Restated Credit Agreement (“Credit Agreement”) with KeyBank National Association (“KeyBank”). The Credit Agreement provides for an increase in borrowing capacity from $50 million to $52.5 million and also increases the accordion feature by $50 million to $150 million. Additionally, the Credit Agreement provides for an extension of the requirement to reduce the current outstanding borrowings under the facility from approximately $68 million to $52.5 million or below by July 1, 2018. The revolving facility, will mature on December 21, 2019, but may be extended at the Company’s option for an additional one-year period, subject to certain customary conditions. The interest rate on the facility remains the same at LIBOR plus 250 basis points based on our current consolidated leverage ratio.

Jon Wheeler, Chairman and CEO, stated; “We continue to appreciate the support of our partners at KeyBank.  We were able to execute on the previous commitment letter terms, including the backfill of previously announced vacant anchor space, which we discussed during our third quarter conference call in November.  We believe the extension of the loan maturity and the increase of the facility demonstrate the growing strength of our relationship with KeyBank.  We will continue to work on the refinancing of certain assets off the line and are confident in meeting the July 2018 deadline.”

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us

Forward Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding the Company’s ability to reduce the outstanding borrowings under the facility from $68 million to $52.5 million by July 1, 2018 are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors that could cause the Company’s actual results to differ materially from those expressed or forecasted in forward-looking statements are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

Wheeler Real Estate Investment Trust, Inc.
Wilkes Graham
Chief Financial Officer
(757) 627-9088
Wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088
Laura@whlr.us